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                                                                   EXHIBIT 10.38

                                     PERT
                   INTERNAL USE LICENSE AND OPTION AGREEMENT

THIS PERT INTERNAL USE LICENSE AND OPTION AGREEMENT is made as of July 7, 2000, by and between 3-Dimensional Pharmaceuticals, Inc., a Delaware corporation having a place of business at Eagleview Corporate Center, 665 Stockton Drive, Suite 104, Exton, PA 19341 ("3DP"), and Bristol-Myers Squibb Company, a Delaware corporation having a place of business at Route 206 & Province Line Road, P.O. Box 4000, Princeton, New Jersey 08543 ("BMS"). Either 3DP or BMS may be referred to herein as a "Party" or, collectively, they may be referred to as the "Parties."

                                   ARTICLE 1

                                  DEFINITIONS

In addition to the capitalized terms defined throughout this Agreement, the following terms when used herein shall have the respective meanings assigned to them below:

     1.1 "Affiliate" means, with respect to either Party, any corporation or other business entity which controls, is controlled by, or is under common control with such Party. A corporation or other entity shall be regarded as in control of another corporation or other entity if it owns or directly or indirectly controls at least 50% of the voting stock or other ownership interest of the other corporation or entity (or alternatively, if it owns the maximum such ownership interest permitted by law), or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity, or the power to elect or appoint at least 50% of the members of the governing body of the corporation or other entity.

     1.2 "Agreement" means this PERT Internal Use License and Option Agreement, including its Exhibits, as may be amended from time to time.

     1.3 "BMS Site" means only (a) the BMS pharmaceutical research and development facilities located in Lawrenceville, New Jersey, U.S.A.; Hopewell, New Jersey, U.S.A.; Wallingford, Connecticut, U.S.A.; Candiac, Quebec, Canada; (b) [**] in the United States, Canada or a country in the European Union, [**], excepting [**] that has been [**] and [**] prior to BMS's installation of the 3DP PERT [**] and (c) [**] in the United States, Canada or a country in the European Union, [**] prior to the BMS's installation of the 3DP PERT at [**].

     1.4 "Confidential Information" means all commercial and/or technical information that has or could have commercial value or other utility in a Party's business, or the unauthorized disclosure of which could be detrimental to the Party's interests, including information, inventions, data and materials relating to the Licensed Patent Rights, and Know-how, and shall include, without limitation, research, technical, clinical development, manufacturing, marketing, financial, personnel and other business information and plans, whether in oral, written, graphic or electronic form, except to the extent that the Receiving Party can establish that such Confidential Information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality to the Disclosing Party; (b) was

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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          generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure, and other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was subsequently lawfully disclosed to the Receiving Party by a Third Party; (e) can be shown by written records to have been independently developed by or for the Receiving Party without reference to the Confidential Information received from the Disclosing Party, and without breach of any of the provisions of this Agreement; or (f) the Disclosing Party has specifically agreed in writing that the Receiving Party may disclose such Confidential Information. For the purposes of this Agreement, the 3DP PERT shall be presumed to be 3DP's Confidential Information, unless 3DP specifically identifies in writing one or more components of the 3DP PERT that it does not consider to be its Confidential Information.

     1.5 "Effective Date" means the later of: (a) date of this Agreement as set forth above; or (b) the date on which all of the following documents between the Parties have been executed: this Agreement, the GPCR License and User Agreement, the DiscoverWorks Nonexclusive License and Purchase Agreement, and the DiscoverWorks Drug Discovery Collaboration Agreement.

     1.6 "Field" means the expression of recombinant proteins from human and other species in mammalian and non-mammalian cell systems, and the refolding of such expressed proteins, solely for use in pharmaceutical and diagnostic research, and specifically excluding use in human clinical trials, veterinary medicine product development and all experiments conducted under GMP auspices, and excluding use for any commercial production or commercialization of a protein product.

     1.7 "Know-how" means unpatented technical and other information, belonging to or controlled by 3DP, which is not in the public domain, including aspects of 3DP PERT, Improvements and other information comprising or relating to concepts, discoveries, inventions, data, designs, formulae, ideas, methods, models, assays, research plans, procedures, designs for experiments and tests, results of experimentation and testing (including research or development results), processes (including manufacturing processes, specifications and techniques), and laboratory records.

     1.8 "Improvements" means any inventions, discoveries, improvements or enhancements made by either Party or their respective Affiliates, which relate to the 3DP PERT or to previous Improvements.

     1.9 "Licensed Patent Rights" means: (a) patent applications or issued patents identified in Exhibit A, including any patent applications,
                                ---------
          divisionals, continuations, reissues and reexaminations thereof, (b) any patents issuing from any of the patent applications described in clause (a) or any patents covering any Improvements made by 3DP to the inventions covered by the patents and patent applications described in clause (a); and (c) any extensions and supplementary

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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          protection certificates based on, or the foreign equivalents of, any of the foregoing in clauses (a) and (b); filed by or granted to 3DP in the U.S., Canada, or one or more countries in the European Patent Community.

     1.10 "Third Party" means any person or entity other than a Party or any of its Affiliates.

     1.11 "3DP PERT" stands for "3DP Protein Expression and Refolding Technology" and means (a) the 3DP proprietary technology that facilitates high yield protein expression and high yield refolding of complex proteins expressed in mammalian and non-mammalian cell systems, that is covered at the time and place of the use by one or more patent claims within Licensed Patent Rights, and/or (b) the proprietary and nonproprietary methods, systems, instruments, programs, technology, trade secrets and software, together with all Know-how related thereto, necessary for the practice of the foregoing.

                                   ARTICLE 2

                                    LICENSE

     2.1 Grant. Subject to the terms and conditions of this Agreement, 3DP hereby grants BMS and its Affiliates a nontransferable, nonsublicensable, nonexclusive, nonroyalty-bearing license in the Field under: (a) the Licensed Patent Rights and Know-how, and (b) any Improvements to the 3DP PERT or Improvements thereto made by or for 3DP during the [**] after the Effective Date, or for which 3DP otherwise acquires the right to grant such a license during such [**] period, and under all patent, copyright, trademark, trade secret and other intellectual property rights inherent therein and appurtenant thereto; to the extent necessary for BMS to use the 3DP PERT and Improvements solely for research purposes in the Field which shall be deemed to include any research and development activities being undertaken [**] over the term of the Agreement only at the BMS Sites.

     2.2 Access to Improvements. For a period of [**] from the Effective Date, 3DP, at no additional cost, will promptly make full written disclosure to BMS of any and all Improvements that 3DP conceives or makes or has made to the 3DP PERT and to any Improvements thereto, and/or which 3DP has the right to provide hereunder, and 3DP will facilitate the transfer of such Improvements to BMS. Such transfer shall occur no later than six (6) months after such Improvements have been validated by 3DP. If BMS desires to acquire a license to any such Improvement from 3DP for commercial applications beyond the scope of the license granted in Section 2.1, the Parties will negotiate in good faith the terms under which 3DP may grant such license for such Improvement to BMS.

     2.3 Grantback Rights to Improvements. For a period of [**] from the Effective Date, BMS and its Affiliates agree that each will promptly make full written disclosure to 3DP of any and all Improvements that BMS and/or its Affiliates conceives or makes to the 3DP PERT and to any Improvements thereto. BMS

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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          and its Affiliates hereby grant to 3DP, or its designee, a semi-
          exclusive (exclusive except as to BMS and its Affiliates), perpetual, nonroyalty-bearing license, including the right to transfer and sublicense such license, to all of BMS's and its Affiliates' worldwide right, title, and interest in and to any and all such Improvements solely for applications relating to 3DP PERT, under all patent, copyright, trademark, trade secret and other intellectual property rights inherent therein and appurtenant thereto, provided that such license shall be subject to a retained right by BMS and its Affiliates to use such Improvements solely for internal research purposes as permitted in Section 2.1.

     2.4 Limitations. Except as permitted under Section 2.1, this Agreement does not grant BMS a license to:

          2.4.1     transfer any part of the 3DP PERT to any Third Party; or

          2.4.2 develop or sell an instrument, product or a service based on any part of the 3DP PERT; or

          2.4.3 provide services to any Third Party with respect to any part of the 3DP PERT; or

          2.4.4 distribute, license or otherwise make available to any Third Party any data or database that is obtained from the use of any part of the 3DP PERT.

     2.5 Retained Rights. Any rights of either Party not expressly granted to the other Party under the provisions of this Agreement shall be retained by the former Party.

     2.6 Covenants. BMS covenants that it will not install, have installed or operate the 3DP PERT at any site that is not a BMS Site, and that it will limit disclosure and/or use of the 3DP PERT to/by only those of its employees or its Affiliates' employees necessary to accomplish the research activities involving the 3DP PERT at the BMS Sites.

                                   ARTICLE 3

                                    OPTION

     3.1 Grant. 3DP hereby grants BMS an option (the "Option") to negotiate, as provided for herein, a commercial license to the 3DP PERT. Such commercial license shall be nonexclusive, world-wide, and royalty-bearing, with a limited right to sublicense, and will grant BMS the right to develop, make, have made, use, have used, sell, have sold, import, and have imported products made using the 3DP PERT. The term of the Option shall begin on the Effective Date of this Agreement and shall continue for[**].

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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     3.2  Exercise of Option. BMS shall provide written notice to 3DP of its election to exercise the Option no later than ninety (90) days prior to the expiration of the term of the Agreement. If BMS decides not to exercise such Option at any time before the expiration of the term of the Agreement, BMS shall promptly provide written notice to 3DP of such decision.

     3.3 Good Faith Negotiation. Upon receipt of written notice from BMS of its intent to exercise the Option, the Parties shall negotiate in good faith to achieve a definitive license agreement, including provisions, among others, for confidentiality, indemnification, and diligent marketing, as well as up-front license fees, royalties and milestone payments.

                                   ARTICLE 4

                                    PAYMENT

     4.1  3DP PERT License Fee.

          4.1.1 Within thirty (30) days after execution of this Agreement, in consideration for the Option granted above, and for the licenses granted hereunder for the BMS Sites described in Sections 1.3(a) and 1.3(b), BMS will pay to 3DP[**].

          4.1.2 In consideration for the licenses granted hereunder for each BMS Site described in Section 1.3(a), BMS will pay to 3DP a fee of [**] within (30) days after BMS had identified such BMS Site to 3DP as one at which it intends to install 3DP PERT.

     4.2 Mode of Payment. Payment to 3DP hereunder shall be made by wire transfer of United States Dollars, in the requisite amount, to such bank account as 3DP may designate by timely notice to BMS. Payment shall be free and clear of any taxes, fees or charges, to the extent applicable.

                                   ARTICLE 5

                                   SERVICES

     5.1 Training and Support. 3DP shall use commercially reasonable efforts to provide up to [**] of training and support services to a limited number of qualified BMS personnel for the 3DP PERT during the [**] after the Effective Date, with such time to be divided equally on a quarterly basis ("Services"). Such Services will be provided at such times and in such places and in such form as may be mutually agreeable to the Parties. BMS will be subject to additional fees, which shall be reasonable and specified in advance, for any support or training required beyond the Services.

     5.2 Recording. In order to protect the patent rights, under applicable U.S., Canadian or European Union law in any inventions conceived or reduced to practice during the term of this Agreement as a result of the use of the 3DP PERT, BMS agrees to

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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          maintain a policy which requires its employees to record and maintain all data and information developed using the 3DP PERT in such a manner as to enable the Parties to use such records to establish the earliest date of invention and/or diligence to reduction to practice. At a minimum, the policy shall require such individuals to record all inventions generated by them in standard laboratory notebooks which are dated and corroborated by non-inventors on a regular, contemporaneous basis.

                                   ARTICLE 6

                        PATENT RIGHTS AND INFRINGEMENT

     6.1 Licensed Patent Rights. 3DP agrees to use commercially reasonable efforts to prepare, file, prosecute and maintain the Licensed Patent Rights, at 3DP's expense, in a manner deemed appropriate in 3DP's sole judgment. 3DP agrees to keep BMS materially advised of the status of all Licensed Patent Rights, upon reasonable written request from BMS.

     6.2 BMS Patent Rights. BMS shall provide 3DP with copies of all material correspondence with any patent authority, such that 3DP is apprised of the status of all patent rights filed by or granted to BMS and/or its Affiliates which are related to Improvements or to 3DP PERT, and under which 3DP has rights, according to the provisions of Section 2.2.

     6.3 Cooperation. Each Party agrees to endeavor in good faith to coordinate its efforts with the other Party in order to minimize or avoid interference with the patent prosecution or rights of the other Party with respect to patent rights under which the other Party has a license.

     6.4 Infringement by Third Parties. In the event that BMS becomes aware of any infringement by one or more Third Parties of any of the patent rights within Licensed Patent Rights, BMS shall promptly notify 3DP. 3DP shall respond to any such infringement in a manner deemed appropriate by 3DP, in its sole judgment.

     6.5 Third Party Patent Rights. If any warning letter or other notice of infringement is received by a Party, or action, suit or proceeding is brought against a Party alleging infringement of a patent of any Third Party, with respect to operations under the Licensed Patent Rights, the Parties shall promptly discuss and decide what response is in the best interests of the Parties.

                                   ARTICLE 7

                                CONFIDENTIALITY

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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     7.1  Confidentiality Obligations. The Parties agree that, for the term of this Agreement and for ten (10) years thereafter, either Party that receives Confidential Information (a "Receiving Party") from the other Party (a "Disclosing Party") shall keep, and shall take steps, not fewer than it takes to protects its own valuable, proprietary information, and not less than reasonable measures, to attempt to ensure that its officers, directors and employees keep, confidential, and shall not publish or otherwise disclose, and shall not use for any purpose (except as expressly permitted hereunder) any Confidential Information (including without limitation, Know-how) furnished to it by its Disclosing Party pursuant to this Agreement.

     7.2  Written Assurances and Permitted Uses of Confidential Information.

          7.2.1 The Receiving Party may disclose the Disclosing Party's Confidential Information to the extent the Receiving Party is compelled to disclose such information by a judicial or administrative authority of competent jurisdiction, including but not limited to submitting information to tax authorities or to comply with any discovery or similar request for production of documents in litigation or similar alternative dispute resolution proceedings, provided however, that in such case, the Receiving Party shall timely give notice to the Disclosing Party so that the Disclosing Party may seek a protective order or other remedy from said authority. In any event, the Receiving Party shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed, and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment by said court or tribunal.

          7.2.2 To the extent reasonably necessary or appropriate to fulfill its obligations or exercise its rights hereunder, a Party may disclose Confidential Information received from the other Party to one or more of its Affiliates, on a need-to-know basis, on condition that each such Affiliate agrees to keep such Confidential Information confidential under equivalent conditions required of its parent Party.

          7.2.3 The existence and the terms and conditions of this Agreement which the Parties have not specifically agreed to disclose pursuant to this Section 7.2, shall be treated by each Party as Confidential Information of the other Party.

          7.2.4 To the extent that it is reasonably necessary or appropriate to fulfill its obligations to comply with the rules controlling disclosure of material information during patent examination, either Party may disclose Confidential Information received from the other Party to the applicable patent authority.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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     7.3  Publications. At least forty-five (45) days prior to submitting a manuscript that contains a reference to or details of the 3DP PERT or any Improvements for publication, BMS shall provide 3DP with such manuscript for 3DP's reasonable review. BMS shall also promptly provide 3DP with any updates or revisions to such manuscript. 3DP will review each manuscript in a timely manner and shall release such manuscript(s) to BMS, or may request BMS to make amendments or substitutions to the manuscript, in order to delete 3DP's Confidential Information. BMS will honor 3DP's reasonable request for such amendment or substitution.

     7.4 Permitted Disclosures for Business Development Purposes. Notwithstanding the foregoing, or any other provision in this Agreement to the contrary, 3DP may describe the financial terms of this Agreement in confidence, in connection with capital raising or financing activities; provided, however, any such recipient of such Confidential Information shall agree in writing to keep such terms confidential for the same time periods and to an equivalent extent as 3DP is required to keep Confidential Information confidential under this Agreement. Furthermore, BMS acknowledges that 3DP may be obligated to disclose terms of this Agreement and make public a copy of this Agreement in the event it files a registration statement with respect to its shares or it becomes a public company as required by applicable U.S. law; provided however, the terms of this Agreement and the copy submitted to the applicable governmental agency shall be redacted such that the extent of any such disclosure shall be limited to that which in the reasonable opinion of 3DP's legal counsel is legally required to be disclosed.

                                   ARTICLE 8

                        REPRESENTATIONS AND WARRANTIES

     8.1 Authority. Each Party represents and warrants that it has the full right, power and authority to execute, deliver and perform its obligations pursuant to this Agreement, this Agreement has been duly executed by such Party, and it constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms.

     8.2 No Conflicts. Each Party represents and warrants that the execution, delivery and performance of this Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order, judgment or governmental rule or regulation applicable to it, or any material agreement, contract, commitment or instrument to which it is a party.

     8.3 Intellectual Property. 3DP represents and warrants that Exhibit A is accurate and complete, and identifies all patent rights owned by 3DP, as of the Effective Date, which are believed necessary for the use of the methods and technology claimed in the Licensed Patent Rights, in accordance with the license granted hereunder. 3DP further warrants that it has not received notice of any claim by a Third Party, which asserts that the practice of the 3DP PERT, as anticipated in

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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          this Agreement, would infringe any claim of any valid, enforceable
          United States, Canadian or the applicable patent of a country in the European Union. 3DP has not conducted, and is not obliged to conduct, either a search for, or an analysis of, United States or Canadian patents, and/or patents to any countries in the European Patent Community that may be infringed by the use of the 3DP PERT.

     8.4 Disclaimer of Warranties. 3DP MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OR CONDITIONS OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED PATENT RIGHTS OR OTHERWISE TO THE 3DP PERT, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE 9

                             TERM AND TERMINATION

     9.1 Term. This Agreement shall commence upon the Effective Date and shall expire upon the expiration of all of the last-to-expire of the patents within the Licensed Patent Rights.

     9.2 For Any Reason. BMS may terminate this Agreement for any reason by providing 3DP sixty (60)-days written notice.

     9.3 Termination for Material Breach. The failure by a Party to comply with any of the material obligations contained in this Agreement shall entitle the other Party to give notice to the allegedly breaching Party to have the default cured. If (i) such default is not cured within sixty (60) days after the receipt of such notice, or (ii) such default is not susceptible to cure within sixty (60) days after such notice (unless such default, by its nature, is incurable, in which case the Agreement may be terminated immediately by notice), or (iii) diligent and ongoing steps are not taken to cure, if by its nature such default could not be cured within sixty (60) days, the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement, provided, however, that such right to terminate shall be stayed in the event that, during such sixty (60) day period, the Party alleged to have been in default shall have: (a) initiated arbitration in accordance with the provisions of Section 11.1, below, with respect to the alleged default, and (b) diligently and in good faith cooperated in the prompt resolution of such arbitration proceedings. Such rights to terminate will be in addition to, and without prejudice to the exercise of, any other remedies available in law or equity.

     9.4 No Waiver. The right of a Party to terminate this Agreement, as provided in Article 9, shall not be affected in any way by its waiver or failure to take action with respect to any prior default.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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     9.5  Insolvency or Bankruptcy.

          9.5.1 Either Party may, in addition to any other remedies available by law or in equity, terminate this Agreement by written notice to the other Party in the event the latter Party shall have become insolvent or bankrupt, or shall have an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, or there shall have been issued a warrant of attachment, execution, restraint or similar process against any substantial part of the property of the other Party, and any such event shall have continued for ninety (90) days undismissed, unbonded and undischarged.

          9.5.2 All rights and licenses granted under or pursuant to this Agreement by BMS or 3DP are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to "Intellectual Property," as defined under Section 101 of the U.S. Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either Party under the U.S. Bankruptcy Code, the Party hereto which is not a party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such relevant intellectual property, and same, if not already in their possession, shall be promptly delivered to them (i) upon any such commencement of a bankruptcy proceeding upon their written request therefor, unless the Party subject to such proceedings elects to continue to perform all of their obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by a nonsubject Party.

     9.6 Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other. The provisions of Article 7, Section 8.4, Section 9.6, Section 9.7,
          Article 10, Article 11 and Article 12 (except Section 12.5) shall survive any termination of this Agreement.

     9.7 Return of Confidential Information. Upon termination or expiration of this Agreement, BMS will promptly return all 3DP Confidential Information

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

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          transferred to it under this Agreement, whether in oral, written, graphic or electronic form, and will cease all use of 3DP PERT; provided, however, that BMS shall thereafter continue to have all rights to use any information or results obtained by BMS from its use of 3DP PERT during the term of this Agreement.

                                  ARTICLE 10

                                INDEMNIFICATION

     10.1 Indemnification of 3DP. BMS shall indemnify and defend 3DP and its Affiliates, and the directors, officers, employees, agents and counsel of 3DP and such Affiliates, and the successors and assigns of any of the foregoing (the "3DP Indemnitees"), and hold the 3DP Indemnitees harmless from and against any and all losses resulting from any claim, suit or proceeding brought by one or more Third Parties against a 3DP Indemnitee, arising from or occurring as a result of BMS's use of 3DP PERT and/or its operations under the Licensed Patent Rights, or the discovery, evaluation, manufacture, import, use, offer for sale or sale of products developed in whole or in part through the use by BMS of 3DP PERT, except to the extent any such claim, suit or proceeding results from the breach of any of the provisions of this Agreement, gross negligence or willful misconduct of 3DP. It is understood by both Parties that the technology licensed hereunder is experimental, that BMS is experienced in the handling of and appropriate precautions to be practiced with experimental technology, and it will take all appropriate precautions to prevent death, personal injury, illness, and property damages related to the use thereof.

     10.2 Procedure. Any of the 3DP Indemnitees that intends to claim indemnification under this Article 10 shall promptly notify BMS (the "Indemnitor") in writing of any loss in respect of which the 3DP Indemnitee intends to claim such indemnification, and shall permit the Indemnitor to assume direction and control of the defense of the claim (including the selection of counsel and the sole right to settle it at the sole discretion of the Indemnitor, provided that such settlement does not impose any material obligation or detriment on the 3DP Indemnitee), and shall cooperate as requested (at the expense of the Indemnitor) in the defense of the claim; provided, however, that a 3DP Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by such 3DP Indemnitee. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any liability to the 3DP Indemnitee under this Article 10. At the Indemnitor's request, the 3DP Indemnitee under this Article 10, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any loss covered by this indemnification and provide true, correct and complete information with respect thereto.

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                  ARTICLE 11

                              DISPUTE RESOLUTION

     11.1 Dispute Resolution. Any dispute concerning or arising out of this Agreement or concerning the existence or validity hereof, shall be determined by the following procedure:

          11.11 Both Parties understand and appreciate that their long term mutual interest will be best served by affecting a rapid and fair resolution of any claims or disputes which may arise out of services performed under this Agreement or from any dispute concerning the terms of this Agreement. Therefore, both Parties agree to use their reasonable best efforts to resolve all such disputes as rapidly as practicable on a fair and equitable basis. Toward this end, both Parties agree to develop and follow a process for presenting, rapidly assessing, and settling claims on a fair and equitable basis that takes into account the precise subject and nature of the dispute.

          11.12 If any dispute or claim arising under this Agreement cannot be readily resolved by the Parties pursuant to the process described above, then the Parties agree to refer the matter to a panel consisting of the Chief Executive Officer ("CEO") of 3DP, and the Senior Vice President of Early Discovery and Applied Technology for BMS, or a comparable position selected by either Party from time to time, for review and a non-binding resolution. A copy of the terms of this Agreement, agreed upon facts (and areas of disagreement), and concise summary of the basis for each side's contentions will be provided to both such officers who shall review the same, confer, and attempt to reach a mutual resolution of the issue.

          11.13 If the matter has not been resolved utilizing the foregoing process, and the Parties are unwilling to accept the non-binding decision of the indicated panel, either or both Parties may elect to pursue definitive resolution through binding arbitration, which the Parties agree to accept in lieu of litigation or other legally-available remedies (with the exception of injunctive relief where such relief is necessary to protect a Party from irreparable harm pending the outcome of any such arbitration proceeding). Binding arbitration shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators chosen in accordance with these Rules. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to the conflicts of laws provisions of Delaware. The arbitration will be held in Wilmington, Delaware. Judgment upon the award rendered may be entered in any court having jurisdiction and the Parties hereby consent to the said jurisdiction and venue, and further irrevocably waive any objection which either Party may have now or hereafter to the laying of venue of any

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission proceedings in said courts and to any claim that such proceedings have been brought in an inconvenient forum, and further irrevocably agree that a judgment or order in any such proceeding shall be conclusive and binding upon the Parties and may be enforced in the courts of any other jurisdiction.

                                  ARTICLE 12

                                 MISCELLANEOUS

     12.1 Entire Agreement. This Agreement, and the DiscoverWorks(TM) Drug Discovery Collaboration Agreement, the DiscoverWorks(TM) Nonexclusive License and Purchase Agreement, and the GPCR License and User Agreement, all entered into simultaneously with this Agreement, constitute and contain the entire understanding and agreement of the Parties respecting the subject matters of these respective agreements, and cancel and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, whether oral or written, regarding such subject matters.

     12.2 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     12.3 Binding Effect. This Agreement and the rights granted herein shall be binding upon and shall inure to the benefit of 3DP, BMS, and their permitted assigns.

     12.4 Assignment. Neither Party shall assign this Agreement without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement without the prior written consent of the other Party in connection with the sale or transfer of substantially all of its assets that relate to this Agreement, or in the event of its merger or consolidation or change of control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     12.5 Restrictions on Unsolicited Activities. In consideration of the licenses granted hereunder, BMS agrees that for the term of this Agreement, without the prior written consent of the board of directors of 3DP, neither BMS nor any of its respective Affiliates (including any person or entity directly or indirectly, through one or more intermediaries, controlling one of these entities, or controlled by one of these entities or under common control with one of these entities) will (i) purchase, offer or agree to purchase, or announce an intention to purchase, directly or indirectly, any securities or assets of 3DP; (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote or "consents" (as such terms are used in the rules and regulations of the Securities and Exchange Commission), or seek to advise or influence any person with respect to the voting of any voting securities of 3DP or any Affiliate thereof; (iii)

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission initiate or support, directly or indirectly, any stockholder proposal with respect to 3DP; (iv) directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving 3DP or its securities or assets, or any Affiliate thereof, or of any successor to or person in control of 3DP or any of its businesses, or any assets of 3DP any Affiliate or division thereof, or of any such successor or controlling person; or (v) form, join or in any way participate in a "group" as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing. Nothing contained in this Section 12.5 shall prohibit the ownership by BMS of up to 1% of any class of securities of 3DP which are registered pursuant to the Exchange Act.

     12.6 No Implied Licenses. No rights to any other patents, Know-how or technical information, or other intellectual property rights, other than as explicitly identified herein, are granted or deemed granted by this Agreement. No right, expressed or implied, is granted by this Agreement to a Party to use in any manner the name or any other trade name or trademark of the other Party in connection with the performance of this Agreement.

     12.7 No Waiver. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition.

     12.8 Force Majeure. The failure of a Party to perform any obligation under this Agreement by reason of acts of God, acts of governments, riots, wars, strikes, accidents or deficiencies in materials or transportation or other causes of a similar magnitude beyond its control shall not be deemed to be a breach of this Agreement.

     12.9 Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute 3DP or BMS as partners or joint venturers with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement, or undertaking with any Third Party.

     12.10 Notices and Deliveries. Any formal notices, request, delivery, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given when it is received, whether delivered in person, transmitted by facsimile with contemporaneous confirmation, delivered by registered letter (or its equivalent) or delivered by overnight courier service (receipt required), to the Party to which it is directed at its address shown

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission below or such other address as such Party shall have last given by notice to the other Parties.

            If to BMS:

            Bristol-Myers Squibb Company
            Route 206 & Province Line Road
            P.O. Box 4000
            Princeton, New Jersey 08543
            ATTN: Vice President and Senior Counsel
                  Pharmaceutical Research Institute


            If to 3DP:                                 with a copy to:
            3-Dimensional Pharmaceuticals, Inc.        Morgan, Lewis & Bockius LLP
            Eagleview Corporate Center                 502 Carnegie Center
            665 Stockton Drive, Suite 104              Princeton, New Jersey 08540
            Exton, PA  10341
            ATTN: Chief Executive Officer              ATTN: Randall B. Sunberg, Esq.

     12.11 Public Announcements. The Parties shall consult with each other and reach mutual written agreement before making any public announcement concerning this Agreement or its subject matter. Notwithstanding the foregoing, the Parties may disclose the existence and general nature of this Agreement and may make disclosures for purposes of satisfying legal and regulatory requirements in accordance with
            Article 6; however, neither Party shall use the name of the other Party for promotional purposes.

     12.12 Headings. The captions to the sections in this Agreement are not a part of this Agreement, and are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     12.13 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, so long as the Agreement, taking into account said voided provision(s), continues to provide the Parties with the same practical economic benefits as the Agreement containing said voided provision(s) did on the Effective Date. If, after taking into account said voided provision(s), the Parties are unable to realize the practical economic benefit contemplated on the Effective Date, the Parties shall negotiate in good faith to amend this Agreement to reestablish the practical economic benefit provided the Parties on the Effective Date.

     12.14 No Consequential Damages. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

            PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, OR CLAIMS OF CUSTOMERS OF ANY OF THEM OR OTHER THIRD PARTIES FOR SUCH OTHER DAMAGES.

     12.15 Applicable Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to its conflicts of laws provisions.

     12.16 Advice of Counsel. BMS and 3DP have each consulted with counsel of their choice regarding this Agreement, and each acknowledges and agrees that this Agreement shall not be deemed to have been drafted by one party or another and will be construed accordingly.

     12.17 Counterparts. This Agreement may be executed in counterparts, or facsimile versions, each of which shall be deemed to be an original, and both of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the Effective Date, each copy of which shall for all purposes be deemed to be an original.


3-DIMENSIONAL PHARMACEUTICALS, INC.               BRISTOL-MYERS SQUIBB COMPANY

By:  /s/ David C. U'Prichard                      By:   /s/ Marilyn Hartig

Name:  David C. U'Prichard, Ph.D.                 Name:  Marilyn Hartig, Ph.D.

Title: Chief Executive Officer                    Title:  VP, External Sciences
                                                           & Technology

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission

                                   EXHIBIT A
                                   ---------

                               Licensed Patents
                               ----------------

[**].

** Certain portions of this Exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission